Exhibit 5.1

September 11, 2012

Lucas Energy, Inc.
3555 Timmons Lane
Suite 1550
Houston, Texas 77027

Re:	Sale of Shares Pursuant to Registration Statement on Form S-3 and Prospectus included therein

Ladies and Gentlemen:

We have acted as counsel to Lucas Energy, Inc., a Nevada corporation (the “Company”), in connection with the Registration Statement on Form S-3 filed March 7, 2012 and declared effective March 19, 2012 (Registration Number 333-179980) (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), the Prospectus filed in connection therewith (the "Prospectus"), and a Prospectus Supplement filed in connection therewith on September 11, 2012 (the “Prospectus Supplement”), which registers the sale of up to 800,000 units, each consisting of (a) one share of the Company’s common stock, $0.001 par value per share (the “Unit Shares”); and (b) 0.25 of a warrant to purchase one share of the Company’s common stock at an exercise price of $2.00 per share (each a “Warrant Share”) with a term of one year (the “Warrants” and collectively with the Unit Shares, the “Units”), at a price of $1.65 per Unit, for an aggregate of up to $1,320,000 in total funding (the “Offering”).  The Units will be sold pursuant to subscription agreements (the "Subscription Agreements") with investors ("Investors").

In connection with the opinions rendered in this letter, we have examined only the following documents:

a.	Copies of the following documents concerning the Company filed with the Nevada Secretary of State (“Articles”):

(i)	Articles of Incorporation of Panorama Investments Corp. filed December 16, 2003;
(ii)	Certificate of Amendment changing the Company’s name to Lucas Energy, Inc. and splitting the Company’s stock filed June 1, 2006;

Lucas Energy, Inc.
September 11, 2012

(iii)	Certificate of Change pursuant to NRS 78.209 filed January 17, 2008;
(iv)	Articles of Exchange filed December 11, 2009;
(v)	Amendment to Articles of Incorporation increasing the Company's authorized capital filed April 13, 2010;
(vi)	Amendment to Articles of Incorporation providing for preferred stock filed January 10, 2011;
(vii)	Certificate of Designation designating the rights, privileges and provisions of Preferred Stock filed November 10, 2011; and
(viii)	Certificate of Designation designating the rights, privileges and provisions of Preferred Stock filed December 29, 2011.

b.	The Bylaws of the Company as filed with Form 10SB12B Registration Statement filed with the SEC on May 20, 2005 (the “Bylaws”);

c.	Certificate of Existence With Status In Good Standing with respect to the Company issued by the Nevada Secretary of State on September 6, 2012;

d.	Consent to Action Without Meeting of the Board of Directors of the Company dated September 7, 2012, relating to the sale of the Units (the “Consent”);

e.	The Registration Statement;

f.	The Prospectus;

g.	The Prospectus Supplement;

h.	The form of Subscription Agreement;

i.	The form of Common Stock Purchase Warrant; and

j.
A Certificate of Andrew Lai, Chief Financial Officer, Treasurer and Corporate Secretary of the Company dated September 7, 2012, with all exhibits thereto (the “Certificate”), certifying copies of the Articles, Bylaws, the Consent and other documents and matters related thereto.

           In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of the originals of the documents submitted to us, the conformity to the authentic original of any documents submitted to us as copies, the authenticity of the originals of such latter documents and that the Prospectus Supplement and any amendments thereto (including all necessary post-effective amendments) will have become effective and comply with all applicable laws.  In making our examination of executed documents and documents to be executed, we have assumed that the parties thereto have or will have the corporate or other power to enter into and perform all obligations thereunder, and have also assumed the due authorization by all requisite corporate or limited liability company or other action and the due execution and delivery by such parties of such documents.  As to any facts material to the opinions expressed herein which were not independently established or verified by us, we have relied upon oral or written statements and representations in the Certificate.

Lucas Energy, Inc.
September 11, 2012

Based upon the foregoing and subject to the qualifications and limitations set forth herein, we are of the opinion that:

1.           The Company is a corporation validly existing and in good standing under the laws of the state of Nevada.

2.           With respect to (a) the Unit Shares being registered under the Prospectus Supplement, when the Unit Shares have been delivered by the Company upon payment therefor pursuant to the terms of the Subscription Agreements with the Investors and the Prospectus Supplement, the Unit Shares will be validly issued, fully paid and non-assessable; (b) with respect to the Warrants being registered under the Prospectus Supplement, when the Warrants have been issued in a form included as an exhibit to the Subscription Agreement and have been duly executed, countersigned and delivered upon the purchase and payment in full therefor as contemplated by the Subscription Agreements and the Prospectus Supplement, the Warrants will be validly issued, fully paid and non-assessable; and (c) the Warrant Shares have been duly and validly authorized and, when issued upon the exercise of the Warrants pursuant to the Common Stock Purchase Warrants and fully paid for, will be validly issued, fully paid and non-assessable.

The opinions expressed above are limited by and subject to the following qualifications:

(a)           We express no opinion other than as to the federal laws of the United States of America and the state of Nevada.

(b)           In rendering the opinions expressed herein, we have assumed that no action that has been taken by the Company in connection with the matters described or referred to herein will be modified, rescinded or withdrawn after the date hereof. We have also assumed that (i) the effectiveness of the Registration Statement and any amendments thereto (including the Prospectus Supplement) has not been terminated or rescinded, (ii) the Prospectus Supplement has been prepared and filed with the Commission describing the Units offered thereby, (iii) the Units have been issued and sold in compliance with applicable United States federal and state securities laws, (iv) the Subscription Agreements have been duly executed and delivered by the Investors and the Company, (v) at the time of the issuance of the Units (A) the Company validly exists and is duly qualified and in good standing under the laws of the State of Nevada, (B) the Company has the necessary corporate power and due authorization, and (C) the organizational or charter documents of the Company are in full force and effect and have not been amended, restated, supplemented or otherwise altered, and there has been no authorization of any such amendment, restatement, supplement or other alteration, since the date hereof.

Lucas Energy, Inc.
September 11, 2012

(c)           In rendering the opinions above, we have assumed that the necessary number of shares are authorized and available for issuance pursuant to the Company’s Articles of Incorporation.

(d)          This opinion letter is limited to the matters expressly stated herein, and no opinions may be inferred or implied beyond the matters expressly stated herein.  The opinions expressed herein are rendered and speak only as of the date hereof and we specifically disclaim any responsibility to update such opinions subsequent to the date hereof or to advise you of subsequent developments affecting such opinions.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement, the Prospectus, the Prospectus Supplement, or as an exhibit to a Form 8-K describing the Offering (and any amendments thereto). We also consent to the reference to our firm under the caption “Legal Matters” in the Registration Statement, the Prospectus and the Prospectus Supplement (and any amendments thereto).  In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 and Section 17 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder.  This opinion is expressed as of the date hereof unless otherwise expressly stated and we disclaim any undertaking to advise you of any subsequent changes of the facts stated or assumed herein or any subsequent changes in applicable law.

Very truly yours, WOODBURN AND WEDGE By: /s/ Shawn G. Pearson Shawn G. Pearson